UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the Appropriate Box:

[ ]    Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement


                               FREEDOM SURF, INC.
                (Name of Registrant as Specified in Its Charter)
                ------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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Statement that Proxies Are Not Solicited.
-----------------------------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information Required by Items of Schedule 14A (17 CFR 240.14a-101).
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On January 23, 2001, a group of shareholders who had formed a committee known as the Committee for Corporate Governance, Larinda Nilsen, Chairman, filed a Preliminary Proxy Statement [PRE 14a] with the Securities & Exchange Commission stating that they intended to call a special meeting of the shareholders for the purpose of removing the remaining members of the Board and electing new Board members.

Prior to the filing of this Preliminary Proxy Statement, certain members of the Board of Directors had already resigned. On December 1, 2000, John W. Cruickshank resigned as a member of the Board of Directors of the Company. Shortly thereafter, Holly Richardson, another member of the Board resigned leaving two members of the Board, Rick Songer and David McKenzie.

The remaining Board members, Rick Songer & David McKenzie met in a special meeting of the Board of Directors on February 2, 2001 to consider the matters raised by the Preliminary Proxy Statement which had been filed by Larinda Nilsen. Both Rick Songer and David McKenzie tendered their resignation as members of the Board of Directors, those resignations to become effective on February 5, 2001 at 12:00 P.M. Pacific Standard Time. Prior to their resignations becoming effective, pursuant to Article II, Section 2 of the By Laws of the corporation, the resigning Board elected new members to replace the present Board until the next annual meeting of the shareholders, those persons to become Board members effective on February 5, 2001 at 12:00 P.M. Pacific Standard Time.

Article II, Section 2 of the By Laws of the corporation provides as follows:

     "SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify."

The new members of the Board of Directors who will serve until the next Annual Meeting of the Shareholders are: Charles Cortland Hooper, Arthur F. Wigand and James L. Flippen. A biography of each of the new Board members appears below:

Charles Cortland Hooper, Age 52

Mr. Hooper is presently President of Rent USA, Inc., a public company, and is also a member of the Board of Directors of that company since August of 2000. From 1986 until August of 2000, he was the Chief Executive Officer of Mojave Natural Resources in Temecula, California, a company which produces decorative rock and construction aggregate and industrial minerals. From 1978 until 1990, he was also the owner of Old Town Financial in La Jolla, California that developed of shopping centers, office buildings, condominiums, apartments, health clubs, single family homes and ranch estates. He began his career in 1968 with Litton Industries. He was an officer in the U.S. Navy during the Viet Nam war. Mr. Hooper is a graduate of the University of California at Los Angeles with High Honors, has a Master of Science Degree from the U.S. Naval Post Graduate School and has done doctorate work in finance and human behavior. He has also taken a number of continuing education courses in finance, real estate and insurance.

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Arthur F. Wigand, Age 57

Mr. Wigand is presently Vice President of Rent USA, Inc., a position which he has held since August, 2000. Prior to coming with Rent USA, Mr. Wigand had been retired since 1998. From 1996 through 1998, he became President of Cubic Communications, a company that had had as its sole customer the United States government. Mr. Wigand assisted the transition from government as the sole customer to commercial applications for the company's products From 1986 to 1989, Mr. Wigand was Vice President of Operations at Compudyne Air Traffic Control in San Diego, California. In 1995, Mr. Wigand became Vice President of Direction Finder Products for product development, customer service, scheduling and profit and loss for the product group establishing a joint venture with Hughes STX to develop and manufacture search and rescue direction finding equipment.

James L. Flippen, Age 54

Mr. Flippen is Chief Financial Officer of Rent USA since August, 2000. Prior to coming with Rent USA and since 1997, Mr. Flippen, acted as a consultant specializing in new business development, feasibility studies of acquisitions for quarry development, asphalt plants and batch plants, working on such specific developmental projects as the new San Francisco ball park, the San Francisco BART Airport extension and U.S. Steel hazardous waste clean up. Prior to 1997 and going back for the last several years to 1986, he operated Flippen Engineering, Inc. specializing in sand and gravel mining and recovery and handling the engineering aspects of a number of large development projects including high end residential, commercial and a Robert Trent Jones golf course.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.
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Persons Who Have Been Officers and Directors During the Last Fiscal Year
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The persons who were officers and directors of the Registrant during the last fiscal year and the dates when they either became officers and/or directors and/or resigned those positions are as follows:

Effective February 20, 2000, Martin Gilchrist, Director and Vice President, resigned for personal reasons. He had held that position since the founding of the Company on November 17, 1999. He was replaced by Rick Songer as Director and Vice President of Sales & Marketing.

Rick Songer, had been President and Chief Operating Officer of Southern California Logo, Inc. prior to its acquisition by Freedom Surf, Inc. He was the founder of Southern California Logo, Inc. in 1985 and headed the manufacturing and marketing arms for that company since its inception.

Effective February 20, 2000, Louise Freidman, Chief Financial Officer of the Company retired. She had also been with the Company since its founding. She was replaced by Judy Songer. Judy Songer had been Chief Financial Officer to Southern California Logo, Inc. since its founding in 1985.

On August 10, 2000, Raece Richardson who had been President of the Company since its inception on November 17, 1999, resigned as President, Chief Executive Officer and Director. He was replaced by Rick Songer as President and Chief Executive Officer.

On December 1, 2000, Judy Songer resigned as Chief Financial Officer. Also, on the same date, John Cruickshank resigned as a director of the Company. He had been a director since June, 2000. Several days later, Holly Richardson also resigned. She had been elected as a director upon the resignation of her husband, Raece Richardson, as a director on August 10, 2000.

David McKenzie had been a director, Vice President and Secretary of the Company since its founding on November 17, 1999. He resigned, as noted above, on February 5, 2001 as a director. He was replaced in his position as Vice President by Arthur Wigand on the same date and was replaced as Secretary by Charles Cortland Hooper on the same date.

Rick Songer also resigned as a Director on February 5, 2001 as noted above. He was replaced as President and Chief Executive Officer by Charles Cortland Hooper on the same date, as noted above.

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Persons Who Have Informed the Registrant of Opposition.
-------------------------------------------------------

No Director or former Director has informed the Registrant that that person intends to oppose any action taken by the Registrant at the meeting of the old Board of Directors which occurred on February 2, 2001 or by the new Board of Directors which was held on February 5, 2001.

Proposals by Security Holders.
------------------------------

The Registrant has been informed in writing by Larinda Nilsen that she will not file a Definitive Proxy Statement and will no longer request a Special Meeting of the Shareholders now that the new Board of Directors has taken control of the Registrant effective 12:00 P.M. on February 5, 2001. She has also informed the Registrant that the Committee for Corporate Governance is satisfied with the new Board of Directors.


                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this information statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               Freedom Surf, Inc.
                                  (Registrant)


Dated: February 5, 2001

/S/ Charles Cortland Hooper
-----------------------------------
Charles Cortland Hooper
President



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